Exhibit 10.2
December 1, 2009
Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045-0001
Attention:    Steven Manzari, Credit, Investment & Payment Risk
Telecopy No.: (212) 720-6332
James R. Hennessey, Legal Department
Telecopy No.: (212) 720-7797
AIG Funding, Inc., as Lender
72 Wall Street, 10th Floor
New York, NY 10005
Attention:  Neil Friedman
Telecopy No.: (212) 363-7176
TEMPORARY WAIVER AND AMENDMENT
     Reference is made to that certain (i) Credit Agreement dated as of October 13, 2009 (the “Credit Agreement”), among International Lease Finance Corporation, a California corporation (the “Parent Borrower”), States Aircraft, Inc., a California corporation (the “U.S. Subsidiary Borrower”), Shrewsbury Aircraft Leasing Limited, a private limited liability company incorporated under the laws of Ireland with registration number 475896 (the “Irish Subsidiary Borrower” and together with the Parent Borrower and the U.S. Subsidiary Borrower, the “Borrowers”), Top Aircraft, Inc., a California corporation (“Holdings”), ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland with registration number 20936 (“ILFC Ireland”), ILFC France S.a.r.l, a société à responsabilité limitée incorporated under the laws of France (“ILFC France”), ILFC Labuan Ltd., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (“ILFC Labuan” and together with ILFC Ireland and ILFC France, the “Initial Intermediate Lessees”), AIG Funding, Inc., a Delaware corporation (the “Lender”), and Wells Fargo Bank Northwest, National Association, a national banking association (“Wells Fargo”), as Security Trustee, (ii) Amended and Restated Credit Agreement dated as of October 13, 2009 (the “Amended and Restated Credit Agreement” and, together with the Credit Agreement, the “Credit Agreements”), among the Borrowers, Holdings, the Initial Intermediate Lessees, the Lender, and Wells Fargo, as Security Trustee and (iii) Post-Closing Letter Agreement dated as of October 15, 2009 (the “Post-Closing Letter”), between the Parent Borrower and the Lender and acknowledged by the Federal Reserve Bank of New York (the “FRBNY”) and Daugherty, Fowler, Peregrin, Haught &
10250 Constellation Blvd. Suite 3400, Los Angeles, CA 90067 (310) 788-1999 Fax: (310) 788-1990
an American International Company

Jenson. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreements.
SECTION 1. OBLIGATIONS UNDER CREDIT
AGREEMENTS AND POST-CLOSING LETTER
     The parties acknowledge that the Parent Borrower will not (i) add ILFC Cayman Limited, ILFC Aruba A.V.V., ILFC (Bermuda) III, Ltd. and ILFC UK Limited (the “New Intermediate Lessees”) as Intermediate Lessees under the Credit Agreements and the other applicable Loan Documents by December 1, 2009 as required by paragraph 6 of the Post-Closing Letter, (ii) satisfy the Express Perfection Requirements with respect to the Type B Required Pool Aircraft by making filings and/or recordings on the local aviation or other applicable register in the jurisdiction of registration of the Type B Required Pool Aircraft deemed necessary or advisable by a Required Person by December 1, 2009 as required by Section 5.02(a) of each of the Credit Agreements and (iii) satisfy the Express Perfection Requirements with respect to the Supplemental Geneva Pool Aircraft (and where applicable the related Assigned Leases) by making the filings and/or recordings on the local aviation or other applicable register in the jurisdiction of registration of the Supplemental Geneva Pool Aircraft deemed necessary or advisable by a Required Person by December 1, 2009 as required by Section 5.02(a) of each of the Credit Agreements ((i), (ii) and (iii), without reference to the December 1, 2009 deadline, collectively, the “Requirements”).
SECTION 2. WAIVER
     By signing and returning an executed counterpart of this Temporary Waiver and Amendment (this “Agreement”), each of the Required Persons hereby agrees to waive each of the Requirements from the date hereof through December 4, 2009 only (the “Waiver Period”).
SECTION 3. EFFECT OF WAIVER PERIOD
     Each of the signatories hereto agrees that, so long as the Waiver Period is continuing, each of the Credit Agreements shall be deemed to be amended as follows:
     (a) The definitions of the following terms set forth in Section 1.01 of each of the Credit Agreements are hereby amended to read in full as follows:
          “Applicable Margin” means 6.025% per annum.
     (b) Section 1.01 of each of the Credit Agreements is amended by adding, in appropriate alphabetical order, the following defined terms:
     (i) “FRBNY Account Portion” means, with respect to any Interest Period, an amount equal to (a) the Applicable Margin applicable to such Interest Period, minus (b) 0.025% per annum.

     (ii) “PIK Portion” means, with respect to any Interest Period, an amount equal to (a) the Applicable Margin applicable to such Interest Period, minus (b) 3.025% per annum.
     (c) Each of the Credit Agreements is amended by replacing Section 2.04(c) therein in its entirety with the following:
     “(c) Interest accrued on the Loan shall be (i) payable in arrears on each Quarterly Payment Date, (ii) calculated to include the first day of each Interest Period and to exclude the last day of each Interest Period (or the Maturity Date in the case of the last Interest Period hereunder), (iii) paid into the FRBNY Account and (iv) subject to clause (D) of the proviso below, payable in cash; provided that (A) interest accrued pursuant to Section 2.04(b) shall be payable on demand and, notwithstanding clause (D) of this proviso below, in cash, (B) upon any repayment of the Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment, (C) interest attributable to that portion of the Applicable Margin in excess of the FRBNY Account Portion shall be paid into an account designated by the Lender as opposed to the FRBNY Account and (D) the Borrowers shall pay interest attributable to the PIK Portion by increasing the outstanding principal amount of the Loan on the relevant Quarterly Payment Date (“PIK Interest”). Any PIK Interest so added to the principal amount of the Loan shall bear interest as provided in this Section 2.04 from the date on which such interest has been so added. The obligation of the Borrowers to pay PIK Interest shall be automatically evidenced by this Agreement. Unless the context otherwise requires, references to “principal amount” of the Loan refers to the face amount of the Loan and not the gross proceeds funded hereunder and includes any PIK Interest so capitalized and added to the principal amount of the Loan from the date on which such interest has been so added.”
SECTION 4. AMENDMENT
Each of the signatories hereto agrees that, irrespective of whether the Waiver Period is continuing, clause (ii) of the definition of “Interest Period” contained in Section 1.01 of each of the Credit Agreements shall be amended by deleting the phrase “the day following” therefrom.
SECTION 5. MISCELLANEOUS
     (a) Limited Nature of Consent and Waiver: The waivers, amendments and consents of the Required Persons expressly set forth in this Agreement shall be limited as precisely written and shall not constitute or be deemed to constitute (i) a consent to a departure from any other term or provision of or under the Loan Documents; (ii) a waiver of any Default or of the rights or remedies of the Required Persons under the Loan Documents or under applicable law (except as specifically set forth in this Agreement); or (iii) an agreement on the part of the Required Persons to modify, alter, amend, waive or revise any term, condition or provision of the Loan Documents (except as specifically set forth in this Agreement).
     (b) No Course of Dealing: The Required Persons are not obligated to grant any other consent, amendment or waiver of any kind under the Loan Documents, and this Agreement does not constitute a course of dealing as between the Required Persons, on the one hand, and the Borrowers, on the other hand.
     (c) Binding on Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.
     (d) Conflict: In the event of any conflict between the provisions of this Agreement and the Credit Agreements or other Loan Documents, the provisions of this Agreement will prevail to the extent of such inconsistency.
     (e) Applicable Law: THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     (f)  Counterparts: This Agreement may be executed in counterparts (and by each party hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by other electronic communication (such as by e-mail in PDF) shall be effective as delivery of a manually signed counterpart of this Agreement.
     (g) Headings; Construction: The section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Each party to this Agreement acknowledges that it was represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement and that this Agreement shall not be subject to the principle of construing its meaning against the party that drafted it.
     (h) Ratification; Letter Agreement as a Loan Document: The Loan Documents as expressly modified, supplemented or waived by this Agreement are each hereby ratified and confirmed and shall continue in full force and effect. The parties to this Agreement expressly agree and acknowledge that it shall be designated as, and shall constitute, a Loan Document for all purposes of the Credit Agreements and the other Loan Documents.
[signature page(s) follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	SVP & Treasurer

STATES AIRCRAFT, INC.
By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
Title:

SIGNED SEALED AND DELIVERED by SHREWSBURY AIRCRAFT LEASING LIMITED by its duly appointed attorney in the presence of:	SHREWSBURY AIRCRAFT LEASING LIMITED

By: /s/ Maeve O’Reilly	By: /s/ Niall C. Sommerville

Name: Maeve O’Reilly	Name: Niall C. Sommerville
Address: 30 North Wall Quay, Dublin 1	Title: Director
Occupation: Administrator

TOP AIRCRAFT, INC.
By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
Title:

FEDERAL RESERVE BANK OF NEW YORK
By:	/s/ Steven Manzari
	Name:	Steven Manzari
	Title:	SVP

AIG FUNDING, INC.
By:	/s/ Robert A. Gender
	Name:	Robert A. Gender
	Title:	President